                                                          Exhibit 12(a)(1)(xiii)

                            OFFRE PUBLIQUE D'ECHANGE

                               D'ACTIONS PROPRES

                                      par

                           GENERAL MOTORS CORPORATION

                    societe de droit de l'etat du Delaware,
   dont le siege social est situe a 1209 Orange St., Wilmington, New Castle, Delaware 19898 (Etats-Unis)

                               (ci-apres " GM ")

   GM offre a ses actionnaires detenteurs d'actions ordinaires d'une valeur nominale de USD 1 2/3, y compris les detenteurs de certificats Soges-Fiducem representant de telles actions, la possibilite d'echanger ces actions ou certificats, contre des actions ordinaires de classe H emises par GM selon le rapport d'echange suivant : 1,065 actions ordinaires de classe H pour 1 action de valeur nominale de USD 1 2/3 (ci-apres " l'Offre ").

   L'Offre est decrite dans le prospectus americain (" Offering Circular-Prospectus ") du 24 avril 2000. Elle est resumee dans le present complement de prospectus belge, qui contient egalement des informations destinees plus particulierement au public belge.

   Les investisseurs sont invites a prendre connaissance de l'Offering Circular-Prospectus du 24 avril 2000, redige en langue anglaise, accompagne du present complement de prospectus, redige en francais et en neerlandais, et du bulletin d'acceptation. Ces documents sont disponibles au siege de la B.B.L., Avenue Marnix 24, 1000 Bruxelles, ou des informations complementaires peuvent egalement etre obtenues (Tel : 02/547.27.25).

   Les detenteurs de certificats Soges-Fiducem representatifs d'actions ordinaires de USD 1 2/3 GM qui desirent participer a l'offre sont pries de deposer leurs certificats, accompagnes du bulletin d'acceptation, aux guichets de la B.B.L. le 15 mai 2000 au plus tard.

           L'Offre est ouverte en Belgique du 25 avril au 15 mai 2000


                                      BBL


   Le present complement de prospectus et le prospectus americain (" Offering Circular-Prospectus ") du 24 avril 2000 relatif a l'Offre dans sa version en langue anglaise constituent un tout ne pouvant circuler separement en Belgique.

                           COMPLEMENT DE PROSPECTUS

 relatif a une offre publique d'echange d'actions ordinaires propres de valeur nominale de USD 1 2/3 contre des actions ordinaires de classe H faite par GM

Approbation de la Commission bancaire et financiere

   L'Offering Circular-Prospectus relatif a l'Offre etabli en langue anglaise complete par le present complement de prospectus a ete approuve le 21 avril 2000 par la Commission bancaire et financiere conformement a l'article 17 de l'arrete royal du 8 novembre 1989, relatif aux offres publiques d'acquisition et aux modifications du controle des societes et a l'article 29ter, (S) 1er, 1o de l'arrete royal no 185 du 9 juillet 1935 relatif au controle des banques et aux emissions de titres et valeurs.

   Cette approbation ne comporte aucune appreciation de l'opportunite et des merites de l'operation, ni de la situation de celui qui la realise.

   Conformement a l'article 21 de l'arrete royal du 8 novembre 1989 et a l'article 29, (S) 1er de l'arrete royal no 185 du 9 juillet 1935, l'avis prescrit par ces articles a ete publie dans la presse.

   En cas de divergence d'interpretation entre la version francaise et la version neerlandaise du present complement de prospectus, seule la version francaise fait foi.

Regime legal

   L'Offre constitue l'extension en Belgique de l'offre americaine qui est regie par le droit americain. Celui-ci differe sur un certain nombre de points de l'arrete royal du 8 novembre 1989 relatif aux offres publiques d'acquisitions et aux modifications du controle des societes, notamment quant au role de la societe visee par une offre et aux conditions auxquelles une offre publique d'acquisition peut etre soumise.

Contexte et motifs de l'Offre

   L'Offre vise a offrir des actions ordinaires de classe H emises par GM en echange d'actions ordinaires de valeur nominale de USD 1 2/3 ou de certificats Soges-Fiducem representant de telles actions (dans l'un ou l'autre cas une
" Action $1 2/3 ") selon le rapport d'echange suivant :

       1,065 actions ordinaires de classe H a creer pour
       1 Action $1 2/3.

   Les actions ordinaires de classe H ont le caractere de " tracking stock ", qui permet de lier le montant des dividendes eventuels qu'elles produisent aux resultats financiers de Hughes Electronics Corporation (" Hughes "), filiale a 100% de GM.

   L'Offre qui porte sur des titres d'une valeur d'environ USD 9 milliards est un element important du plan visant a valoriser l'interet economique de GM dans Hughes.

   Un autre aspect de ce plan a pour objet d'apporter des actions ordinaires de classe H d'une valeur d'environ USD 7 milliards a certains plans de pension en faveur du personnel de GM. En supposant que l'Offre soit entierement souscrite et que les apports a ces plans de pension soient effectues comme prevu, GM emettra au total 92.012.781 nouvelles actions ordinaires de classe H, pour une valeur totale d'environ USD 16 milliards (sur la base du cours de cloture des actions ordinaires de classe H le 19 avril 2000).

   (Pour plus d'information sur le contexte de l'Offre, voir Offering Circular-Prospectus QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFER pages 4 et suivantes)

Situation financiere de Hughes

   Des informations financieres relatives a Hughes sont contenues dans l'Offering Circular-Prospectus, sous les rubriques Summary Historical FINANCIAL DATA OF HUGHES, pages 19 et 20, SELECTED HISTORICAL FINANCIAL DATA OF HUGHES, page 57 et MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS OF HUGHES, pages 58 et suivantes.

Facteurs de risques

   Une description des facteurs de risques qu'il y a lieu d'apprecier avant de repondre a l'Offre, parmi lesquels une modification possible de la loi fiscale americaine, est contenue dans l'Offering Circular-Prospectus, RISK FACTORS, pages 22 et suivantes.

                        Resume des conditions de l'Offre

1. L'Offre................  Sous reserve de reduction et des autres conditions de l'Offre (voir point 4. infra), GM echangera les Actions $1 2/3 qui sont apportees a l'Offre et acceptees par GM, pour des actions ordinaires de classe H nouvellement emises, selon les termes suivants :

                            1,065 (un virgule zero soixante cinq) actions ordinaires de classe H pour 1 (une) Action $1 2/3.

                            L'acceptation de l'Offre est facultative et reserve au detenteur d'Actions $1 2/3 la faculte d'apporter tout ou partie de ses Actions $1 2/3.

                            L'Offre porte sur un maximum de 86.396.977 Actions $1 2/3 et un maximum de 92.012.781 actions ordinaires de classe H seront emises.

                            (Voir Offering Circular-Prospectus, THE EXCHANGE OFFER, pages 38 et suivantes)

2. Description des
   actions offertes en
   echange................
                            Les actions ordinaires de classe H ont le caractere de "tracking stock", de sorte que le montant des dividendes eventuels auxquelles elles donnent droit est lie aux resultats financiers de Hughes.

                            A ce jour, aucun dividende n'a ete distribue pour les actions ordinaires de classe H et aucune distribution n'est prevue dans un futur proche.

                            (Voir Offering Circular-Prospectus, DESCRIPTION OF CLASS H COMMON STOCK, pages 124 et suivantes)

                            Les actions ordinaires de classe H ne seront pas representees par des certificats au porteur emis par Soges-Fiducem ou autres.

3. Justification du
   rapport d'echange......  Le rapport d'echange prevu par l'Offre a ete determine entre autre sur la base des cours de bourse recents au New York Stock Exchange/1/ des deux actions ordinaires de GM. Sur la base des cours de bourse du 19 avril 2000, ce rapport d'echange degage une prime d'environ 17,7% en faveur de l'actionnaire qui repond a l'Offre.

                            (Voir Offering Circular-Prospectus, THE EXCHANGE OFFER--Terms of the Exchange Offer, page 38, PRICE RANGE AND DIVIDENDS FOR $1 2/3 PAR VALUE COMMON STOCK, page 54, et PRICE RANGE FOR CLASS H COMMON STOCK, page 55).

4. Conditions de l'Offre
   et reduction
   eventuelle.............  L'Offre est soumise a plusieurs conditions. GM se reserve notamment le droit de renoncer a l'Offre si moins de 28.798.992 Actions $1 2/3 sont presentees a l'Offre.

                            (Voir Offering Circular-Prospectus, THE EXCHANGE OFFER-- Conditions for completion of the Exchange Offer, page 45).
--------
/1 /Les Actions $1 2/3 et les actions ordinaires de classe H sont cotees et negociees a la Bourse de New York (New York Stock Exchange). Les Actions $1 2/3 sont negociees sous le symbole "GM", et les actions ordinaires de classe H de GM sont negociees sous le symbole "GMH".

                            Si plus de 86.396.977 Actions $1 2/3 sont presentees a l'Offre, GM reduira au pro rata le nombre d'actions pour lequel l'Offre est acceptee, sauf pour les detenteurs de moins de 100 Actions $1 2/3 pour autant qu'ils presentent toutes leurs Actions $1 2/3.

                            (Voir Offering Circular-Prospectus, THE EXCHANGE OFFER--Proration; Tenders for Exchange by Holders of Fewer than 100 Shares of $1 2/3 Par Value Common Stock, page 38, et Conditions for Completion of the Exchange Offer, page 45).

5. Rompus.................  L'Offre ne donnera pas lieu a l'attribution de fractions d'actions ordinaires de classe H. Au cas ou l'actionnaire aurait droit a une fraction d'une action ordinaire de classe H, cette fraction lui sera payee en especes, sous la forme d'un cheque tire sur une banque americaine (les frais d'encaissement etant a charge de l'actionnaire).

                            (Voir Offering Circular-Prospectus, THE EXCHANGE OFFER--No Fractional Shares, page 39).

6. Periode de l'Offre.....  L'Offre est ouverte en Belgique du 25 avril jusqu'au 15 mai 2000.

                            Les detenteurs d'Actions $1 2/3 peuvent revoquer leur acceptation de l'Offre avant l'expiration de celle-ci et, a certaines conditions, egalement posterieurement a celle-ci.

                            (Voir Offering Circular-Prospectus, THE EXCHANGE OFFER--Withdrawal Rights, pages 43-44).

7. Depots des
   acceptations (banque-
   guichet en Belgique)...  Les detenteurs de certificats Soges-Fiducem representatifs d'Actions $1 2/3 peuvent repondre a l'Offre en deposant leur certificats, accompagnes du bulletin d'acceptation ci-joint et moyennant le respect des conditions prevues par celui-ci, aupres des sieges et agences de la Banque Bruxelles Lambert S.A., banque guichet en Belgique.

                            Les detenteurs d'Actions $1 2/3 qui ne sont pas representees par des certificats Soges-Fiducem peuvent repondre a l'Offre moyennant les formalites decrites dans l'Offering Circular-Prospectus, PROCEDURES FOR TENDERING SHARES OF $1 2/3 PAR VALUE COMMON STOCK, pages 40 et suivantes.

8. Publication des
   resultats de l'Offre...  Les resultats de l'Offre seront publies dans L'Echo et le Financieel Economische Tijd des qu'ils seront disponibles.

9. Cotation en Bourse.....  Les actions ordinaires de Classe H ne seront cotees qu'a la Bourse de New York (New York Stock
                            Exchange). Elles ne seront pas cotees a la bourse de Bruxelles.

                            GM n'a pas l'intention de demander apres la cloture de l'offre la radiation de la Bourse de Bruxelles de l'action ordinaire de valeur nominale de USD 1 2/3 circulant sous la forme de certificats au porteur emis par Soges-Fiducem.

10. Frais.................  Les frais resultant de l'acceptation de l'Offre sont a charge de l'actionnaire, Ces frais comprennent (i) la commission emetteur (1% de la valeur des actions ordinaires de classe H delivrees); (ii) les frais et taxes eventuelles occasionnees par l'immatriculation, le transfert ou l'envoi de ces actions, qui s'elevent a minimum USD 15, - (livraison aux USA) ou USD 50, - (rapatriement) par poste (soumis a la TVA au taux de 21%) et (iii) la taxe sur les operations de bourse dont question en page 8 (Impots indirects).

11. Informations
    complementaires.......  Toutes informations complementaires, et notamment les comptes annuels de Hughes pour l'exercice 1999, peuvent etre obtenues sur Internet ou demandees par ecrit ou par telephone, selon les modalites decrites dans Offering Circular-Prospectus.

                            (Voir Offering Circular-Prospectus, WHERE YOU CAN FIND MORE INFORMATION, pages 140-141).

                            En outre, des informations complementaires peuvent egalement etre obtenues au siege de la B.B.L., Avenue Marnix 24, 1000 Bruxelles (Tel :
                            02/547.27.25).

                    Certaines consequences fiscales belges

   La presente section resume les aspects principaux du regime fiscal belge applicable aux actionnaires residents belges (tels que definis ci-dessous). Ce resume se base sur la legislation fiscale belge et les directives administratives en vigueur a la date du present document, lesquelles sont susceptibles d'etre modifiees. Il est recommande aux actionnaires residents belges de solliciter l'avis de leurs conseillers fiscaux sur les consequences fiscales de l'Offre propres a leur situation personnelle.

   Dans la suite de la presente section, un actionnaire resident belge est defini comme une personne physique assujettie a l'impot des personnes physiques, une societe assujettie a l'impot des societes ou toute autre entite (telle un fonds de pension) assujettie a l'impot des personnes morales.

   Consequences fiscales belges de l'Offre. La qualification de l'Offre d'un point de vue fiscal belge souleve des problemes delicats. Nous pensons que l'echange d'Actions $1 2/3 contre des actions ordinaires de la classe H dans le cadre de l'Offre devrait etre analyse en droit fiscal belge comme un rachat d'actions ordinaires propres par GM retribue par des actions ordinaires d'une autre categorie. Quoique les cours et tribunaux ou les autorites fiscales belges ne se sont pas exprimes sur la qualification fiscale de ce type d'offre d'echange dans un jugement, arret ou circulaire publies, cette qualification est supportee par le caractere optionnel de l'Offre pour les titulaires d'Actions $1 2/3 ainsi que par le fait que l'Offre n'aura pas pour effet d'alterer le montant du capital social de GM.

   L'echange d'Actions $1 2/3 contre des actions ordinaires de classe H dans le cadre de l'Offre (et le paiement des rompus) ne sera en principe pas une operation imposable pour les personnes physiques residentes belges qui detiennent les Actions $1 2/3 a titre d'investissement prive ainsi que pour les entites assujetties a l'impot des personnes morales.

   Les plus-values realisees par des societes assujetties a l'impot des societes lors d'un rachat d'actions ordinaires propres sont traitees par la legislation fiscale belge comme des dividendes dans la mesure ou la societe qui procede au rachat d'actions ordinaires propres considere le montant de ces plus-values comme un dividende conformement a l'article 186 du Code des impots sur les revenus 1992 ( " CIR 1992 ") ou a des dispositions analogues de droit etranger. Il s'ensuit que ces societes devront en principe traiter comme un dividende l'excedent que presente, le cas echeant, la valeur de marche des actions ordinaires de classe H recues en echange, augmentee des especes recues au titre d'une fraction d'une action ordinaire de classe H, sur la valeur fiscale nette de leurs Actions $1 2/3 echangees/2/. Les dividendes sont en principe soumis a l'impot des societes au taux de 39%, augmente de la contribution complementaire de crise de 3%, soit 40.17%. Toutefois, les societes assujetties a l'impot belge des societes peuvent deduire de leurs benefices imposables 95% du dividende percu si ce dividende est susceptible de beneficier du regime des revenus definitivement taxes (voy. a ce sujet le point qui suit Regime fiscal belge des dividendes distribues a des actionnaires titulaires d'actions ordinaires de classe H.)

   Regime fiscal americain des dividendes distribues a des actionnaires titulaires d'actions ordinaires de classe H. En vertu de la legislation americaine actuellement en vigueur, les dividendes payes par GM a des non-residents seront soumis a une retenue a la source (" withholding tax ") de 30% aux Etats-Unis, reduit a 15%/3/ par la convention preventive de la double imposition conclue entre les Etats-Unis et la Belgique si l'actionnaire est un resident belge et pour autant qu'il ne soit pas un resident des Etats-Unis. Afin de beneficier de la reduction a 15%, l'actionnaire pourra etre requis de prouver sa qualite de resident belge, le cas echeant au moyen du formulaire W-8 BEN exige par l'administration fiscale americaine.

--------
/2 /Neanmoins, les societes residentes belges pourraient envisager de consulter leurs conseillers fiscaux afin de determiner si le fait que l'Offre n'est pas traitee d'un point de vue fiscal americain comme une distribution de dividendes par GM leur permettrait de traiter la plus-value realisee dans le cadre de l'Offre comme une plus-value sur actions exoneree d'impot aux conditions de l'article 192 du CIR 1992 plutot que comme un dividende.
/3 /5% dans des cas qui ne se presentent pas en l'occurrence.

   Regime fiscal belge des dividendes distribues a des actionnaires titulaires d'actions ordinaires de classe H. Le dividende net (apres deduction de la retenue a la source americaine) distribue a des actionnaires titulaires d'actions ordinaires de classe H sera impose comme suit. La legislation fiscale belge n'offre pas de credit d'impot aux actionnaires residents belges pour la retenue a la source americaine prelevee sur le dividende, le cas echeant au taux prevu par la convention fiscale conclue entre les Etats-Unis et la Belgique.

  (i) Precompte mobilier belge. Un precompte mobilier belge de 25% est retenu sur les dividendes nets (apres deduction de la retenue a la source americaine) distribues aux titulaires d'actions ordinaires de classe H en cas d'encaissement en Belgique aupres d'un intermediaire financier. Les societes assujetties a l'impot belge des societes ont cependant le droit d'invoquer une exoneration de precompte mobilier belge.

  (ii) Personnes physiques. Pour les personnes physiques residentes qui detiennent des actions ordinaires de classe H a titre d'investissement prive, le precompte mobilier belge est liberatoire et les dividendes distribues au titre de ces actions ordinaires ne doivent pas etre declares dans leur declaration a l'impot des personnes physiques. Les personnes physiques qui percoivent leurs dividendes sans retenue de precompte mobilier belge (par exemple en cas d'encaissement en dehors de la Belgique) sont tenues de declarer ceux-ci dans leur declaration a l'impot des personnes physiques et seront imposees au taux distinct, en principe de 25%, augmente des centimes additionnels locaux (variant en principe entre 6 et 9% du montant de l'impot sur le revenu).

  (iii) Societes. Pour les societes assujetties a l'impot des societes, le dividende net percu (apres deduction de la retenue a la source americaine) est en principe imposable a l'impot des societes au taux de 39%, augmente de la contribution complementaire de crise de 3%, soit 40.17%. Toutefois, les societes residentes belges peuvent deduire de leurs benefices imposables 95% du dividende percu si ce dividende est susceptible de beneficier du regime des revenus definitivement taxes. Le regime des revenus definitivement taxes s'applique a condition que la participation detenue par une societe belge s'eleve, a la date de l'attribution ou de la mise en paiement du dividende, a un minimum de 5% du capital de GM ou represente au moins 50 millions de francs belges en valeur d'acquisition/4/ et que GM n'appartienne pas a l'une des categories de societes etrangeres (essentiellement des societes a fiscalite privilegiee) dont les dividendes sont exclus du regime des revenus definitivement taxes.

  (iv) Entites assujetties a l'impot des personnes morales. Le precompte mobilier belge de 25% est liberatoire. En cas d'encaissement en dehors de la Belgique et sans l'intervention d'un intermediaire belge, les entites assujetties a l'impot des personnes morales sont neanmoins tenues de verser elles-memes le precompte mobilier belge, en principe au taux de 25%.

   Regime fiscal de la cession des actions ordinaires de classe H. Les plus-values ou moins-values realisees a l'occasion de la cession d'actions ordinaires de classe H par des actionnaires personnes physiques residents belges detenant leurs actions ordinaires a titre d'investissement prive et par des entites belges assujetties a l'impot des personnes morales ne sont en principe pas imposables ou deductibles en Belgique. Les personnes physiques residents belges peuvent cependant etre soumises a l'impot des personnes physiques en Belgique au taux de 33% (a majorer des centimes additionnels locaux et de la contribution complementaire de crise de 3% calcules sur le montant de l'impot) si les plus-values realisees proviennent d'operations sortant de la gestion normale d'un patrimoine prive.

   Les plus-values realisees par des societes assujetties a l'impot des societes en Belgique sur des actions ordinaires de classe H sont exonerees d'impot si les dividendes verses sur les actions ordinaires de classe H entrent en ligne de compte pour la deduction au titre de revenus definitivement taxes. Pour l'exoneration de ces plus-values, l'exigence d'une participation minimale n'est pas requise. Les moins-values eventuelles ne sont en principe pas deductibles.
--------
/4 /Cette condition de participation minimale n'est pas exigee des etablissements de credit, des entreprises d'assurance et des societes de bourse.

Impots indirects

   Taxe sur les operations de bourse. Tant la souscription que l'achat et la vente en Belgique d'actions ordinaires de classe H par le biais d'un intermediaire financier etabli en Belgique sont soumis a la taxe sur les operations de bourse. Le taux de cette taxe est fixe a 0,35% pour les souscriptions et devra etre liquide sur la valeur d'echange des Actions $1 2/3 (non compris les commissions payees aux intermediaires financiers). Le taux de cette taxe est fixe a 0,17% pour les transmissions a titre onereux. Ce taux devra etre liquide sur les montants payes en espece pour les rompus (Voir Resume des conditions de l'Offre, point 5) tant sur les sommes a acquitter par GM (non compris les commissions payees aux intermediaires financiers) que sur les sommes percues par l'actionnaire qui repond a l'offre (sans deduction des commissions payees aux intermediaires financiers). Cependant, la taxe due est limitee a 10.000 francs belges par operation de souscription, d'achat et de vente. L'actionnaire supportera la totalite de cette taxe.

   Une exoneration de cette taxe est toutefois prevue pour les operations realisees par des intermediaires financiers (tels des banques), des entreprises d'assurance, des fonds de pension, des organismes de placement collectif ou des non-residents.

   Bulletin d'acceptation de l'offre publique d'echange d'actions propres de
             General Motors Corporation decrite dans le Prospectus

                        A etablir en deux exemplaires
               (Exemplaire destine a l'intermediaire financier)

Je soussigne, (nom et prenom) ____________, demeurant a ____________, rue/avenue/place ____________, no ___ apres avoir pris connaissance des conditions et des modalites de l'offre publique d'echange de GM visant a offrir 1,065 actions ordinaires de la classe H a creer pour 1 action ordinaire GM d'une valeur nominale USD 1 2/3 representee par des certificats Soges-Fiducem (l'"Offre"), et du prospectus emis par GM en date du 24 avril 2000 relatif a l'Offre (le "Prospectus"), declare vouloir repondre a l'Offre et apporter a cet effet a la BBL :

 . ___ (nombre) certificats Soges-Fiducem representatifs de 2 actions ordinaires GM d'une valeur nominale USD 1 2/3 actions)

 . ___ (nombre) certificats Soges-Fiducem representatifs de 10 actions ordinaires GM d'une valeur nominale USD 1 2/3 actions)

entierement libere(e)s et libres de tout gage, nantissement ou restriction de quelque nature que ce soit au libre transfert de leur propriete, dont je suis proprietaire.

Je m'engage a echanger ces certificats contre des actions nouvelles ordinaires de la classe H, a raison de :

 . ___ (nombre) actions ordinaires de la classe H emises selon les modalites de l'Offre pour________ (nombre) certificats Soges-Fiducem representatifs de 2 actions ordinaires GM d'une valeur nominale USD 1 2/3

 . ___ (nombre) actions ordinaires de la classe H emises selon les modalites de l'Offre pour________ (nombre) certificats Soges-Fiducem representatifs de 10 actions ordinaires GM d'une valeur nominale USD 1 2/3

L'echange sera realise selon la procedure et dans les conditions fixees par le Prospectus, les frais tels que decrits au point 10 du Prospectus etant a ma charge.

Pour que mon engagement soit valable, le present bulletin d'acceptation doit etre depose, directement ou par le biais d'une institution financiere ou d'un intermediaire financier, aux guichets de la BBL et ce au plus tard le 15 mai 2000 pendant les heures d'ouverture des guichets.

J'accepte la reduction eventuelle telle qu'elle sera decidee par GM et le fait que GM se reserve le droit de renoncer a l'Offre dans certaines circonstances decrites dans le Prospectus.

Au cas ou, apres reduction j'aurais droit a une fraction d'une action ordinaire de classe H ("rompu"), j'accepte que cette fraction me soit versee en especes au moyen d'un cheque tire sur une banque americaine.

Je souhaite que les actions ordinaires de classe H auxquelles j'ai droit et le produit net de la vente eventuelle des actions formant rompu soient :

 .  portes en ou verses sur mon compte no ______ ouvert aupres de _______.

 .  soient tenus a ma disposition aupres des guichets de la BBL.

La presente acceptation peut etre retiree a tout moment jusqu'a la cloture de l'Offre.

Fait en deux exemplaires a _______ (lieu), le _______ 2000 (date).

-----------------------------
                                          -----------------------------
L'intermediaire financier                 L'actionnaire

 .  Biffer la(les) mention(s) inapplicable(s).

   Bulletin d'acceptation de l'offre publique d'echange d'actions propres de
             General Motors Corporation decrite dans le Prospectus

                         A etablir en deux exemplaires
                     (Exemplaire destine a l'actionnaire)

Je soussigne, (nom et prenom) _______________, demeurant a _____________, rue/avenue/place _____________, no _____ apres avoir pris connaissance des conditions et des modalites de l'offre publique d'echange de GM visant a offrir 1,065 actions ordinaires de la classe H a creer pour 1 action ordinaire GM d'une valeur nominale USD 1 2/3 representee par des certificats Soges-Fiducem (l'"Offre"), et du prospectus emis par GM en date du 24 avril 2000 relatif a l'Offre (le "Prospectus"), declare vouloir repondre a l'Offre et apporter a cet effet a la BBL :

 . ____ (nombre) certificats Soges-Fiducem representatifs de 2 actions ordinaires GM d'une valeur nominale USD 1 2/3 actions

 . ____ (nombre) certificats Soges-Fiducem representatifs de 10 actions ordinaires GM d'une valeur nominale USD 1 2/3 actions entierement libere(e)s et libres de tout gage, nantissement ou restriction de quelque nature que ce soit au libre transfert de leur propriete, dont je suis proprietaire.

Je m'engage a echanger ces certificats contre des actions nouvelles ordinaires de la classe H, a raison de :

 . ____ (nombre) actions ordinaires de la classe H emises selon les modalites de l'Offre pour ____ (nombre) certificats Soges-Fiducem representatifs de 2 actions ordinaires GM d'une valeur nominale USD 1 2/3

 . ____ (nombre) actions ordinaires de la classe H emises selon les modalites de l'Offre pour ____ (nombre) certificats Soges-Fiducem representatifs de 10 actions ordinaires GM d'une valeur nominale USD 1 2/3

L'echange sera realise selon la procedure et dans les conditions fixees par le Prospectus, les frais que decrits au point 10 du Prospectus etant a ma charge.

Pour que mon engagement soit valable, le present bulletin d'acceptation doit etre depose, directement ou par le biais d'une institution financiere ou d'un intermediaire financier, aux guichets de la BBL et ce au plus tard le 15 mai 2000 pendant les heures d'ouverture des guichets.

J'accepte la reduction eventuelle telle qu'elle sera decidee par GM et le fait que GM se reserve le droit de renoncer a l'Offre dans certaines circonstances decrites dans le Prospectus.

Au cas ou, apres reduction j'aurais droit a une fraction d'une action ordinaire de classe H ("rompu"), j'accepte que cette fraction me soit versee en especes au moyen d'un cheque tire sur une banque americaine.

Je souhaite que les actions ordinaires de classe H auxquelles j'ai droit et le produit net de la vente eventuelle des actions formant rompu soient :

 .  portes en ou verses sur mon compte no ______ ouvert aupres de ________.

 .  soient tenus a ma disposition aupres des guichets de la BBL.

La presente acceptation peut etre retiree a tout moment jusqu'a la cloture de l'Offre.

Fait en deux exemplaires a ________ (lieu), le ________ 2000 (date).

-------------------------------           -------------------------------
L'intermediaire financier                 L'actionnaire

 .  Biffer la(les) mention(s) inapplicable(s)